UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported)  February 13, 2007


                     ORBIT E-COMMERCE, INC.
     (Exact name of registrant as specified in its charter)

                Commission file number 001-03323


Nevada                                                   91-1978600
(State or other jurisdiction                       (I.R.S. Employer
of incorporation)                               Identification No.)


14845 Yonge Street
Aurora, Ontario, Canada                                     L4G 6H8
(Address of principal                                    (Zip Code)
executive offices)


Registrant's telephone number, including area code: (416) 850-7134

                         Not applicable
  (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

     (b) Effective as of February 13, 2007, Orbit E-Commerce, Inc. (the "Company") engaged McCarney Greenwood LLP as its principal independent accountants to audit the Company's
financial statements for the year ended July 31, 2007.   The
decision to engage McCarney Greenwood LLP was approved by the Company's Board of Directors. As previously reported in its Current Report on Form 8-K (date of report: February 1, 2007), the Company dismissed Malone & Bailey, PC as its principal independent accountants, effective as of February 1, 2007.

     During the Company's two most recent fiscal years, and any subsequent period prior to engaging McCarney Greenwood LLP, neither the Company nor, to the best of the Company's knowledge, anyone acting on the Company's behalf, consulted McCarney Greenwood LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that the new accountant concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was subject of a disagreement with the former accountant or a reportable event (as described in paragraph 304(a)(1)(iv) of Regulation S-
B).

                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ORBIT E-COMMERCE, INC.
                                  (Registrant)


Dated:    February 15, 2007       By:  /s/ Douglas C. Lloyd
                                  Name:    Douglas C. Lloyd
                                  Title:   President and Chief
                                           Executive Officer